Centennial Tax Exempt Trust
                         Exhibit 24(b)(16) to Form N-1A
                      Performance Data Computation Schedule


1.  YIELD AND EFFECTIVE YIELD FOR 7-DAY PERIOD ENDED 06/30/96:

    Calculations of the Fund's "Yield" and "Compounded Effective Yield" set forth in the section entitled "Yield Information" in the Statement of Additional Information were made as follows:


                    Date                    Daily Accrual Per Share (in $)

                  06/24/96                           .0000802
                  06/25/96                           .0000789
                  06/26/96                           .0000795
                  06/27/96                           .0000809
                  06/28/96                           .0000780
                  06/29/96                           .0000780
                  06/30/96                           .0000781
                                                     --------

                  Seven Day
                    Total:                           .0005536


         Current Yield:                     $0.0005536/7 x 365 = 2.89%


                                                       365/7
         Effective Yield:           (.0005536 + 1)      - 1  = 2.93%





























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Centennial Tax Exempt Trust
Page 2




2. TAX EQUIVALENT CURRENT AND EFFECTIVE YIELDS FOR THE 7-DAY PERIOD ENDED 06/30/96:

         The Fund's current tax equivalent yield is calculated using the following formula:

                       a
                     -----  +  b  =  Tax Equivalent Yield
                     1 - c

         The symbols above represent the following factors:

         a = 7-day current yield of tax-exempt security positions in the portfolio.
         b = 7-day current yield of taxable security positions in the portfolio.
         c = Federal stated tax rate for an individual in the 39.6% federal tax bracket filing singly.


         Example:                     .0289
                                    ----------  +  0  =   4.78%
                                    1  - .3960


         The Fund's effective tax equivalent yield is calculated using the following formula:

                       a
                     -----  +  b  =  Tax Equivalent Yield
                     1 - c

         The symbols above represent the following factors:

         a = 7-day effective yield of tax-exempt security positions in the portfolio.
         b = 7-day effective yield of taxable security positions in the portfolio.
         c = Federal stated tax rate for an individual in the 39.6% federal tax bracket filing singly.



         Example:                     .0293
                                    ----------  +  0  =   4.85%
                                    1  - .3960






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Centennial Tax Exempt Trust
Page 3




3. TAX EQUIVALENT CURRENT AND EFFECTIVE YIELDS FOR THE 30-DAY PERIOD ENDED 06/30/96:

         The Fund's current tax equivalent yield is calculated using the following formula:

                       a
                     -----  +  b  =  Tax Equivalent Yield
                     1 - c

         The symbols above represent the following factors:

         a = 30-day current yield of tax-exempt security positions in the portfolio.
         b = 30-day current yield of taxable security positions in the portfolio.
         c = Federal stated tax rate for an individual in the 39.6% federal tax bracket filing singly.

         Example:                     .0283
                                    ----------  +  0  =   4.69%
                                    1  - .3960


         The Fund's effective tax equivalent yield is calculated using the following formula:

                       a
                     -----  +  b  =  Tax Equivalent Yield
                     1 - c

         The symbols above represent the following factors:

         a = 30-day effective yield of tax-exempt security positions in the portfolio.
         b = 30-day effective yield of taxable security positions in the portfolio.
         c = Federal stated tax rate for an individual in the 39.6% federal tax bracket filing singly.


         Example:                     .0287
                                    ----------  +  0  =   4.75%
                                    1  - .3960